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                       [DRUEN, RATH & DIETRICH LETTERHEAD]


February 28, 1997

Nationwide Life and Annuity Insurance Company
One Nationwide Plaza
Columbus, OH  43216

Ladies and Gentlemen:

We have prepared the Registration Statement filed with the U.S. Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, Modified Single Premium Variable Life Insurance Policies on Form S-6 to be offered by Nationwide Life and Annuity Insurance Company ("Nationwide") and to be issued and administered through Nationwide VL Separate Account-A. In connection therewith, we have examined the Articles of Incorporation, Code of Regulations, and Bylaws of Nationwide, minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

         1. Nationwide is a stock life insurance corporation duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life insurance and annuity contracts.

         2. Nationwide VL Separate Account-A has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

         3. The issuance and sale of the Modified Single Premium Variable Life Insurance Policies have been duly authorized by Nationwide. As issued and sold in the manner stated in the prospectus constituting a part of the Registration Statement, the Policies will be legal and binding obligations of Nationwide in accordance with their terms, except that clearance must be obtained or the contract form must be approved, prior to the issuance thereof in certain jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our


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Nationwide Life and Annuity
     Insurance Company
February 28, 1997
Page 2

name under the Caption "Legal Opinions" in the prospectus contained in the Registration Statement.

Very truly yours,



DRUEN, RATH & DIETRICH